UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 05, 2026
____________________

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	WEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 5, 2026, Caroline Garcia and WEC Energy Group, Inc. (the “Company”) entered into an agreement pursuant to which Ms. Garcia, age 50, will serve as Vice President and Controller, effective August 31, 2026. Since 2024, Ms. Garcia has served as Director of Audit Services at TXNM Energy, an energy holding company that provides electricity to customers in New Mexico and Texas through its regulated utilities. Prior to joining TXNM Energy in 2024, Ms. Garcia was an Audit Partner at KPMG LLP, where she worked from 1999 to 2024. During her nearly 25-year career at KPMG, she served clients across a variety of industries with a primary focus in the energy, utility and natural resources sectors. Ms. Garcia is a Certified Public Accountant.

In connection with Ms. Garcia’s appointment as Vice President and Controller, her annual base salary will be $335,000 and her target award under the Company’s short-term performance plan will be 50% of base salary, both prorated to her August 31, 2026 start date. Ms. Garcia’s target under the Company’s long-term incentive plan will be 70% of base salary, and she will receive her first long-term awards effective with the 2027 award. Ms. Garcia is eligible to participate in the Company’s 401(k) Plan, Executive Deferred Compensation Plan and other benefit plans.

Ms. Garcia is succeeding William J. Guc, who, as previously reported, notified the Company that he intends to retire in early 2027. Effective August 31, 2026, Mr. Guc will assume the position of special advisor to the Company’s Chief Financial Officer and will help ensure a smooth transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: August 11, 2026	William J. Guc – Vice President and Controller

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